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Exhibit 10.39

THIRD AMENDMENT
TO
HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        This Third Amendment to the HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan") is entered into this 1st day of February 2011.

        WHEREAS, Huntsman International LLC ("Huntsman") restated the Plan effective July 1, 2004 and amended the Plan by a First Amendment and a Second Amendment; and

        WHEREAS, Huntsman desires to amend the Plan to correct a mistake made to Section 4.4 by the the Second Amendment.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.     Effective January 1, 2008, the portion of the first sentence of Section 4.4 that precedes the subsections is corrected to read as follows:

  The amount due the Member shall be paid in one of the following forms as elected by the Member in writing in his or her last election that is determined by the Plan Administrator to be both (i) valid in accordance with the terms of the Plan as it existed at the time the election was made and (ii) an election that if honored will not cause the Plan to fail to be in compliance with the requirements of Code Section 409A to the extent applicable to the Plan:

        2.     The provisions of this Third Amendment shall supersede the terms of the Plan to the extent those terms are inconsistent with this Third Amendment.

        DATED the day and year first above written.

HUNTSMAN INTERNATIONAL LLC

By:	/s/ R. Wade Rogers Signature

Robert Wade Rogers Type or print name

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  Exhibit 10.39
THIRD AMENDMENT TO HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN